Exhibit 99.1
FOR IMMEDIATE PRESS RELEASE

FOR:	PMC Commercial Trust 17950 Preston Road, Suite 600 Dallas, TX 75252	CONTACT:	Investor Relations 972-349-3235 www.pmctrust.com

PMC Commercial Trust Announces Second Quarter and Year-to-Date Results
PMC Commercial Trust
NYSE Amex (Symbol PCC)
www.pmctrust.com

Dallas, TX	August 7, 2009
PMC Commercial Trust (NYSE Amex: PCC) announced second quarter and year-to-date results today.
Second Quarter Results
Income from continuing operations decreased to $1,544,000 ($0.15 per share) during the three months ended June 30, 2009 from $3,105,000 ($0.29 per share) during the three months ended June 30, 2008. Significant changes when comparing the periods included:
•	a decrease in interest income of $734,000 and interest expense of $187,000 due primarily to decreases in variable interest rates;
•	a decrease in income from retained interests in transferred assets (“Retained Interests”) of $1,496,000 primarily due to a reduction in our weighted average Retained Interests and prepayment fees; and
•	a reduction in overhead (salaries and related benefits and general and administrative expenses) of $473,000 due primarily to our 2008 cost reduction initiatives.
For the three months ended June 30, 2009, net income decreased to $1,564,000, or $0.15 per share, compared to $3,529,000, or $0.33 per share, for the three months ended June 30, 2008. In addition to the changes described above, discontinued operations during the quarter ended June 30, 2008 included net gains on sales of real estate of $424,000.
Year-to-Date Results
Income from continuing operations decreased to $3,140,000 ($0.30 per share) during the six months ended June 30, 2009 from $6,150,000 ($0.57 per share) during the six months ended June 30, 2008. Significant changes when comparing the periods included:
•	a decrease in interest income of $1,649,000 and interest expense of $614,000 due primarily to decreases in variable interest rates;
•	a decrease in income from Retained Interests of $2,499,000 due primarily to a reduction in our weighted average Retained Interests and prepayment fees;
•	a decrease in other income of $625,000 due primarily to decreased prepayment fees; and
•	a reduction in overhead (salaries and related benefits and general and administrative expenses) of $817,000 due primarily to our 2008 cost reduction initiatives.
For the six months ended June 30, 2009, net income decreased to $3,190,000, or $0.30 per share, compared to $6,912,000, or $0.64 per share, for the six months ended June 30, 2008. In addition to the changes described above, discontinued operations during the six months ended June 30, 2008 included net gains on sales of real estate of $762,000.

PMC COMMERCIAL TRUST	Earnings Press Release	August 7, 2009
Interest Rate Sensitivity
•	Approximately 72% of our retained loans at June 30, 2009 were based on LIBOR or the prime rate.
•
We have $116.3 million of loans based on LIBOR and $27.1 million of debt based on LIBOR. On the net difference of $89.2 million, reductions in LIBOR will have a negative impact on future earnings. Effective July 1, 2009, we experienced a reduction in the LIBOR base rate charged on our loans (a decrease of 60 basis points) which will cause a reduction in our net interest income, assuming no change in our LIBOR based loans or debt, of approximately $535,000 on an annual basis.

Financial Position
•	Total assets were relatively unchanged at $225.4 million at June 30, 2009 compared to $227.5 million at December 31, 2008 and $236.9 million at June 30, 2008.
•	Total serviced loan portfolio was $270.3 million at June 30, 2009 down from $275.5 million at December 31, 2008 and down from $298.4 million as of June 30, 2008.
•	Outstanding retained loan portfolio was $185.5 million at June 30, 2009 compared to $180.6 million at December 31, 2008 and $193.5 million as of June 30, 2008.
•
In accordance with generally accepted accounting principles, commencing in January 2009, we consolidated one of our special purpose entities. As a result, at June 30, 2009, approximately $11.3 million of loans previously included within our securitized portfolio are now included in our retained portfolio.

Originations
•	During the first half of 2009, we originated $7.8 million of loans.
•	We anticipate that 2009 aggregate loan originations will be between $20 million to $30 million.
Liquidity
•
Our $45 million revolving credit facility, which matures December 31, 2009, had $23.8 million outstanding at June 30, 2009. We are currently negotiating to extend the maturity on our revolving credit facility to December 31, 2010; however, we anticipate that the aggregate availability under our revolving credit facility will be reduced and its costs will increase.

Dividends
•	A regular quarterly dividend on our common shares of $0.225 per share was paid on April 13, 2009 to shareholders of record on March 31, 2009.
•	A regular quarterly dividend on our common shares of $0.16 per share was paid on July 13, 2009 to shareholders of record on June 30, 2009.
Lance B. Rosemore, Chairman of the Board, stated, “We have positioned our company to operate profitably in the troubled economic environment. We have taken the necessary steps to reduce overhead and have maintained a conservative debt-to-equity ratio. As always, we will continue with our proven disciplined approach to lending which produced a relatively stable portfolio in a turbulent environment. Our loan losses have continued to be minimal.
‘Our strategy has been to focus almost exclusively on marketing SBA 7(a) loans until the liquidity markets improve and are able to restart our other lending programs. We estimate that our redirected efforts will result in originations in excess of $20 million of SBA 7(a) loans this year compared to $11 million in 2008.
‘Since approximately 72% of our loan portfolio is floating rate, our earnings for the quarter were significantly impacted by the historically low LIBOR rate environment. To the extent that LIBOR remains at these low levels, our future earnings will continue to be impacted.”

PMC COMMERCIAL TRUST	Earnings Press Release	August 7, 2009
The following tables contain comparative selected financial data:
FINANCIAL POSITION INFORMATION
(In thousands, except per share information)

	June 30,	December 31,	June 30,
	2009	2008	2008
Loans receivable, net	$184,415	$179,807	$193,004
Retained interests in transferred assets	$25,399	$33,248	$33,463
Total assets	$225,443	$227,524	$236,854
Debt	$66,245	$61,814	$68,862
Total beneficiaries’ equity	$152,649	$154,362	$158,737
Shares outstanding	10,548	10,695	10,782
Net asset value per share	$14.47	$14.43	$14.72

PMC COMMERCIAL TRUST	Earnings Press Release	August 7, 2009
RESULTS OF OPERATIONS
(Dollars in thousands, except per share information)

	Six Months Ended June 30,			Three Months Ended June 30,
	2009	2008	Dec %	2009	2008	Inc (Dec) %
Income:
Interest income	$5,636	$7,285	(23%)	$2,785	$3,519	(21%)
Income from retained interests in transferred assets	1,697	4,196	(60%)	781	2,277	(66%)
Other income	530	1,155	(54%)	306	418	(27%)

Total income	7,863	12,636	(38%)	3,872	6,214	(38%)

Expenses:
Interest	1,596	2,210	(28%)	790	977	(19%)
Salaries and related benefits	1,920	2,591	(26%)	999	1,352	(26%)
General and administrative	977	1,123	(13%)	534	654	(18%)
Impairments and provisions	280	389	(28%)	73	35	109%

Total expenses	4,773	6,313	(24%)	2,396	3,018	(21%)

Income before income tax benefit (provision) and discontinued operations	3,090	6,323	(51%)	1,476	3,196	(54%)

Income tax benefit (provision)	50	(173)	(129%)	68	(91)	(175%)

Income from continuing operations	3,140	6,150	(49%)	1,544	3,105	(50%)

Discontinued operations	50	762	(93%)	20	424	(95%)

Net income	$3,190	$6,912	(54%)	$1,564	$3,529	(56%)

Basic weighted average shares outstanding	10,599	10,766		10,548	10,767

Basic and diluted earnings per share:
Income from continuing operations	$0.30	$0.57		$0.15	$0.29
Discontinued operations	—	0.07		—	0.04

Net income	$0.30	$0.64		$0.15	$0.33

PMC COMMERCIAL TRUST	Earnings Press Release	August 7, 2009
REAL ESTATE INVESTMENT TRUST (“REIT”) TAXABLE INCOME
REIT taxable income is presented to assist investors in analyzing our performance and is a measure that is presented quarterly in our consolidated financial statements and is one of the factors utilized by our Board of Trust Managers in determining the level of dividends to be paid to our shareholders.
The following reconciles net income to REIT taxable income (loss):

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
		(In thousands)

Net income	$3,190	$6,912	$1,564	$3,529
Book/tax difference on depreciation	(28)	(30)	(14)	(15)
Book/tax difference on deferred gains from property sales	(50)	(762)	(20)	(424)
Book/tax difference on Retained Interests, net	(411)	148	(238)	(204)
Severance payments	(1,429)	—	(1,407)	—
Dividend distribution from taxable REIT subsidiary	—	2,000	—	2,000
Book/tax difference on amortization and accretion	(63)	(140)	(31)	(93)
Asset valuation	154	16	62	(54)
Other book/tax differences, net	(58)	45	(74)	(23)

Subtotal	1,305	8,189	(158)	4,716

Less: taxable REIT subsidiaries net income (loss), net of tax	140	(278)	154	(146)

REIT taxable income (loss)	$1,445	$7,911	$(4)	$4,570

Distributions declared	$4,069	$4,579	$1,687	$2,426

Weighted average common shares outstanding	10,599	10,766	10,548	10,767

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE ARE “FORWARD-LOOKING STATEMENTS” INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY “EXPECTS,” “ANTICIPATES” OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY’S FUTURE PLANS, OBJECTIVES OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THE FINANCIAL PERFORMANCE OF THE COMPANY, REAL ESTATE CONDITIONS AND MARKET VALUATIONS OF ITS SHARES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. THE COMPANY’S ABILITY TO MEET TARGETED FINANCIAL AND OPERATING RESULTS, INCLUDING LOAN ORIGINATIONS, OPERATING INCOME, NET INCOME AND EARNINGS PER SHARE DEPENDS ON A VARIETY OF ECONOMIC, COMPETITIVE, AND GOVERNMENTAL FACTORS, INCLUDING CHANGES IN REAL ESTATE MARKET CONDITIONS, CHANGES IN INTEREST RATES AND THE COMPANY’S ABILITY TO ACCESS CAPITAL UNDER ITS CREDIT FACILITY OR OTHERWISE, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL AND WHICH ARE DESCRIBED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. ALTHOUGH THE COMPANY BELIEVES THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. SHAREHOLDERS, POTENTIAL INVESTORS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS PRESS RELEASE AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGES IN EXPECTATIONS, SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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